Second Quarter 2007
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K dated December 31, 2006; future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the Company’s ability to obtain financing or self-fund the development or acquisition of additional multifamily rental and for-sale housing; the uncertainties associated with the Company’s current and planned future real estate development, including the timing of estimated start and completion dates, actual costs exceeding the Company’s budgets or development periods exceeding expectations or the inability to attain estimated yields; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company’s condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with environmental and other regulatory matters; the impact of our ongoing litigation with the Equal Rights Center regarding compliance with the Americans with Disabilities Act and the Fair Housing Act (including any award of compensatory or punitive damages or injunctive relief requiring us to retrofit apartments or public use areas or prohibiting the sale of apartment communities or condominium units) as well as the impact of other litigation; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the company’s Annual Report on Form 10-K, dated December 31, 2006 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues
Rental	$73,885	$69,753	$147,347	$137,995
Other property revenues	4,296	4,428	8,264	8,325
Other	128	86	245	151

Total revenues	78,309	74,267	155,856	146,471

Expenses
Property operating and maintenance (exclusive of items shown separately below)	36,649	33,751	72,531	67,054
Depreciation	17,059	16,747	34,103	33,135
General and administrative	5,959	4,632	11,407	9,058
Investment and development (1)	1,933	1,618	3,461	3,168

Total expenses	61,600	56,748	121,502	112,415

Operating income	16,709	17,519	34,354	34,056

Interest income	213	331	463	582
Interest expense	(13,199)	(13,469)	(26,743)	(27,016)
Amortization of deferred financing costs	(829)	(833)	(1,641)	(1,769)
Gains on sales of real estate assets, net (2)	62,716	8,569	66,400	8,411
Equity in income of unconsolidated real estate entities	310	412	814	724
Other income (expense) (3)	(261)	272	(522)	1,694
Minority interest in consolidated property partnerships	(811)	(63)	(831)	(92)
Minority interest of common unitholders	(911)	(235)	(996)	(282)

Income from continuing operations	63,937	12,503	71,298	16,308

Discontinued operations (4)
Income from discontinued property operations, net of minority interest	—	1,490	220	2,095
Gains on sales of real estate assets, net of minority interest	—	(9)	16,890	382

Income from discontinued operations	—	1,481	17,110	2,477

Net income	63,937	13,984	88,408	18,785
Dividends to preferred shareholders	(1,910)	(1,910)	(3,819)	(3,819)

Net income available to common shareholders	$62,027	$12,074	$84,589	$14,966

Per common share data — Basic (5)
Income from continuing operations (net of preferred dividends)	$1.43	$0.25	$1.55	$0.29
Income from discontinued operations	—	0.03	0.39	0.06

Net income available to common shareholders	$1.43	$0.28	$1.95	$0.35

Weighted average common shares outstanding — basic	43,463	42,817	43,416	42,351

Per common share data — Diluted (5)
Income from continuing operations (net of preferred dividends)	$1.40	$0.24	$1.53	$0.29
Income from discontinued operations	—	0.03	0.39	0.06

Net income available to common shareholders	$1.40	$0.28	$1.91	$0.35

Weighted average common shares outstanding — diluted	44,278	43,518	44,192	43,089

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)
(1)	Investment and development expenses for the three and six months ended June 30, 2007 and 2006 include investment group expenses, development personnel and associated costs not allocable to current development projects.

(2)	In May 2007, the Company transferred two operating apartment communities to newly formed unconsolidated entities, in which the Company retained a 25% non-controlling interest, for aggregate proceeds of approximately $89,351. These transactions resulted in gains on sales of real estate totaling approximately $55,300 in the three and six months ended June 30, 2007. Additionally, the unconsolidated entities obtained mortgage financing secured by the apartment communities totaling approximately $85,772, of which approximately $21,431 was distributed to the Company. For the three and six months ended June 30, 2007, gains on sales of real estate assets included gains of $1,740 and $3,938, respectively, on the sale of land sites, including one site with an associated corporate facility previously used in the Company’s landscape and maintenance operations.

For the three and six months ended June 30, 2007 and 2006, income from continuing operations also included net gains from condominium sales activities at newly developed and condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales and marketing costs associated with new condominium communities under development totaling $291 and $8 for the three months and $451 and $26 for the six months ended June 30, 2007 and 2006, respectively. Net gains from condominium sales activities at other consolidated community conversion projects are included in discontinued operations under generally accepted accounting principles (see (4) below). A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three and six months ended June 30, 2007 and 2006 was as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Condominium revenues	$25,222	$18,463	$31,091	$18,463
Condominium costs and expenses	(19,546)	(9,894)	(23,929)	(10,052)

Gains on sales of condominiums, net	$5,676	$8,569	$7,162	$8,411

(3)	For the three and six months ended June 30, 2007, other expenses related to estimated state franchise and other taxes. In the three months ended March 31, 2006, one of the Company’s derivative financial instruments, previously accounted for as a cash flow hedge, became ineffective under generally accepted accounting principles. As a result, the net increase in the market value of this derivative prior to its termination in April 2006 totaling $233 and $1,655, respectively, in the three and six months ended June 30, 2006 was recognized in other income.
(4)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the six months ended June 30, 2007, income from discontinued operations included the operating results of one apartment community, containing 182 units, through its sale date in March 2007 and one condominium conversion community through its sell out date in February 2007. For the six months ended June 30, 2006, income from discontinued operations included the results of operations of the apartment community and condominium conversion community sold in 2007 and three apartment communities sold in 2006.

The operating revenues and expenses of these communities for the three and six months ended June 30, 2007 and 2006 were as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues
Rental	$—	$3,784	$463	$7,549
Other property revenues	—	428	27	804

Total revenues	—	4,212	490	8,353

Expenses
Property operating and maintenance (exclusive of items shown separately below)	—	1,496	211	3,046
Depreciation	—	286	—	1,353
Interest	—	908	56	1,812

Total expenses	—	2,690	267	6,211

Income from discontinued property operations before minority interest	—	1,522	223	2,142
Minority interest	—	(32)	(3)	(47)

Income from discontinued property operations	$—	$1,490	$220	$2,095

For the six months ended June 30, 2007, the Company recognized net gains in discontinued operations of $16,974 ($16,714 net of minority interest), from the sale of one apartment community, containing 182 units. This sale generated net proceeds of approximately $23,741 for the six months ended June 30, 2007. There were no sales of discontinued apartment communities for the three months ended June 30, 2006.
For the three and six months ended June 30, 2007 and 2006, gains on sales of real estate assets included in discontinued operations also included net gains from condominium sales at one condominium conversion community that sold out during the first quarter of 2007. A summary of revenues and costs and expenses of condominium activities included in discontinued operations for the three and six months ended June 30, 2007 and 2006 was as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006

Condominium revenues	$—	$3,522	$560	$6,518
Condominium costs and expenses	—	(3,532)	(381)	(6,127)

Gains (losses) on condominium sales, before minority interest	—	(10)	179	391
Minority interest	—	1	(3)	(9)

Gains (losses) on condominium sales, net of minority interest	$—	$(9)	$176	$382

(5)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of June 30, 2007, there were 44,270 units of the Operating Partnership outstanding, of which 43,661, or 98.6%, were owned by the Company.

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income available to common shareholders	$62,027	$12,074	$84,589	$14,966
Minority interest of common unitholders — continuing operations	911	235	996	282
Minority interest in discontinued operations (1)	—	31	266	56
Depreciation on consolidated real estate assets (2)	16,524	16,423	33,013	33,256
Depreciation on real estate assets held in unconsolidated entities	274	226	500	451
Gains on sales of real estate assets	(60,976)	(8,559)	(79,615)	(8,802)
Incremental gains on condominium sales	3,338	1,809	3,120	2,052
Losses (gains) on sales of real estate assets — unconsolidated entities	40	(48)	(162)	(73)
Incremental gains (losses) on condominium sales — unconsolidated entities (3)	(46)	(43)	87	(91)

Funds from operations available to common shareholders and unitholders (A)	$22,092	$22,148	$42,794	$42,097

Funds from operations available to common shareholders and unitholders (A)	$22,092	$22,148	$42,794	$42,097
Annually recurring capital expenditures	(3,464)	(3,860)	(6,080)	(5,914)
Periodically recurring capital expenditures	(1,562)	(1,599)	(3,867)	(2,322)
Non-cash straight-line adjustment for ground lease expenses	311	310	624	619
Non-cash income relating to mark-to-market of interest rate swap agreement	—	(233)	—	(1,655)

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$17,377	$16,766	$33,471	$32,825

Per Common Share Data — Basic
Funds from operations per share or unit, as defined (A÷C)	$0.50	$0.51	$0.97	$0.97
Adjusted funds from operations per share or unit (4) (B÷C)	$0.39	$0.38	$0.76	$0.76
Dividends declared	$0.45	$0.45	$0.90	$0.90
Weighted average shares outstanding	43,463	42,817	43,416	42,351
Weighted average shares and units outstanding (C)	44,086	43,687	44,064	43,313

Per Common Share Data — Diluted
Funds from operations per share or unit, as defined (A÷D)	$0.49	$0.50	$0.95	$0.96
Adjusted funds from operations per share or unit (4) (B÷D)	$0.39	$0.38	$0.75	$0.75
Dividends declared	$0.45	$0.45	$0.90	$0.90
Weighted average shares outstanding	44,278	43,518	44,192	43,089
Weighted average shares and units outstanding (D)	44,900	44,389	44,840	44,051

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	For conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP. See the table entitled “Summary of Condominium Projects” on page 17 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $347 and $488 for the three months and $1,608 and $983 for the six months ended June 30, 2007 and 2006, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale, two communities currently under rehabilitation and two communities, with a third community expected to be, converted to joint venture ownership. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 46 communities containing 17,076 apartment units which were fully stabilized as of January 1, 2006, is summarized as follows:

	Three months ended			Six months ended
	June 30,			June 30,
	2007	2006	% Change	2007	2006	% Change
Rental and other revenues	$62,883	$60,184	4.5%	$124,786	$118,938	4.9%
Property operating and maintenance expenses (excluding depreciation and amortization)	24,204	23,058	5.0%	47,802	45,708	4.6%

Same store net operating income	$38,679	$37,126	4.2%	$76,984	$73,230	5.1%

Capital expenditures (1)
Annually recurring:
Carpet	$820	$868	(5.5)%	$1,494	$1,500	(0.4)%
Other	1,882	2,187	(13.9)%	3,078	3,280	(6.2)%

Total annually recurring	2,702	3,055	(11.6)%	4,572	4,780	(4.4)%
Periodically recurring	643	731	(12.0)%	1,350	1,138	18.6%

Total capital expenditures (A)	$3,345	$3,786	(11.6)%	$5,922	$5,918	0.1%

Total capital expenditures per unit (A ÷ 17,076 units)	$196	$222	(11.7)%	$347	$347	0.1%

Average monthly rental rate per unit (2)	$1,223	$1,157	5.7%	$1,219	$1,147	6.3%

(1)	See Table 3 on page 29 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

Same Store Operating Results by Market —
Comparison of 2007 to 2006
(Increase (decrease) from same period in prior year)

	Three months ended				Six months ended
	June 30, 2007				June 30, 2007
				Average				Average
				Economic				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	4.0%	6.0%	2.7%	0.3%	4.5%	6.6%	3.3%	0.4%
Dallas	2.8%	0.6%	4.5%	0.3%	3.2%	(0.9)%	6.6%	0.2%
Washington, DC	2.5%	(3.5)%	5.5%	(3.6)%	3.6%	(2.9)%	6.9%	(3.2)%
Tampa	6.5%	16.7%	0.5%	(3.6)%	7.0%	16.7%	1.3%	(4.1)%
Charlotte	6.1%	1.0%	8.8%	(0.8)%	6.1%	4.6%	6.8%	(1.1)%
New York	9.3%	6.8%	10.2%	(0.3)%	8.9%	1.4%	12.2%	(1.5)%
Houston	7.5%	1.6%	13.1%	(1.4)%	7.0%	0.7%	12.8%	(2.5)%
Orlando	6.5%	45.7%	(19.3)%	0.2%	5.3%	26.8%	(9.2)%	(2.3)%

Total	4.5%	5.0%	4.2%	(0.8)%	4.9%	4.6%	5.1%	(1.0)%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.
Same Store Occupancy by Market

			Average Economic		Average Economic
		% of NOI	Occupancy (1)		Occupancy (1)		Physical
		Three months ended	Three months ended		Six months ended		Occupancy
	Apartment	June 30,	June 30,		June 30,		at June 30,
Market	Units	2007	2007	2006	2007	2006	2007 (2)
Atlanta	7,082	36.3%	94.3%	94.0%	94.4%	94.0%	94.1%
Dallas	3,607	16.6%	94.3%	94.0%	94.0%	93.8%	95.4%
Washington, DC	1,703	15.2%	94.1%	97.7%	94.1%	97.3%	94.4%
Tampa	1,877	11.3%	93.8%	97.4%	94.2%	98.3%	94.4%
Charlotte	1,388	8.3%	95.0%	95.8%	94.3%	95.4%	94.5%
New York	337	7.0%	96.2%	96.5%	94.9%	96.4%	95.5%
Houston	837	4.1%	93.3%	94.7%	92.7%	95.2%	95.2%
Orlando	245	1.2%	96.2%	96.0%	95.2%	97.5%	92.7%

Total	17,076	100.0%	94.4%	95.2%	94.2%	95.2%	94.5%

(1)	The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 93.6% and 94.3% for the three months and 93.4% and 94.4% for the six months ended June 30, 2007 and 2006, respectively. For the three months ended June 30, 2007 and 2006, net concessions were $297 and $368, respectively, and employee discounts were $202 and $171, respectively. For the six months ended June 30, 2007 and 2006, net concessions were $572 and $700, respectively, and employee discounts were $405 and $337, respectively.
(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Same Store Sequential Comparison

	Three months ended
	June 30,	March 31,
	2007	2007	% Change
Rental and other revenues	$62,883	$61,902	1.6%
Property operating and maintenance expenses (excluding depreciation and amortization)	24,204	23,598	2.6%

Same store net operating income (1)	$38,679	$38,304	1.0%

Average economic occupancy	94.4%	94.1%	0.3%

Average monthly rental rate per unit	$1,223	$1,214	0.7%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.
Sequential Same Store Operating Results by Market —
Comparison of Second Quarter of 2007 to First Quarter 2007
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	1.3%	4.5%	(0.6)%	(0.3)%
Dallas	1.9%	4.5%	(0.1)%	0.6%
Washington, DC	1.1%	(1.1)%	2.1%	0.0%
Tampa	0.2%	1.3%	(0.5)%	(0.7)%
Charlotte	3.0%	(2.7)%	6.0%	1.4%
New York	3.3%	(13.8)%	11.0%	2.6%
Houston	2.9%	4.0%	2.0%	1.2%
Orlando	1.9%	29.5%	(18.6)%	2.0%

Total	1.6%	2.6%	1.0%	0.3%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	June 30,	December 31,
	2007	2006
	(Unaudited)
Assets
Real estate assets
Land	$270,406	$278,448
Building and improvements	1,838,702	1,821,123
Furniture, fixtures and equipment	205,243	204,318
Construction in progress	70,895	135,428
Land held for future development	117,465	92,800

	2,502,711	2,532,117
Less: accumulated depreciation	(560,927)	(547,477)
For-sale condominiums	52,046	28,295
Assets held for sale, net of accumulated depreciation of $0 and $4,035 at June 30, 2007 and December 31, 2006, respectively	7,086	15,645

Total real estate assets	2,000,916	2,028,580
Investments in and advances to unconsolidated real estate entities	31,223	32,794
Cash and cash equivalents	5,463	3,663
Restricted cash	4,647	5,203
Deferred charges, net	11,258	12,400
Other assets	38,630	34,007

Total assets	$2,092,137	$2,116,647

Liabilities and shareholders’ equity
Indebtedness	$938,998	$1,033,779
Accounts payable and accrued expenses	93,462	75,403
Dividend and distribution payable	21,831	19,886
Accrued interest payable	4,828	4,885
Security deposits and prepaid rents	9,876	9,915

Total liabilities	1,068,995	1,143,868

Minority interest of common unitholders in Operating Partnership	12,809	14,057
Minority interests in consolidated real estate entities	3,110	2,268

Total minority interests	15,919	16,325

Commitments and contingencies
Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
43,662 and 43,603 shares issued, 43,661 and 43,486 shares outstanding at June 30, 2007 and December 31, 2006, respectively	437	436
Additional paid-in-capital	868,967	869,587
Accumulated earnings	142,889	97,567
Accumulated other comprehensive income (loss)	(2,379)	(3,490)

	1,009,943	964,129
Less common stock in treasury, at cost, 66 and 175 shares at June 30, 2007 and December 31, 2006, respectively	(2,720)	(7,675)

Total shareholders’ equity	1,007,223	956,454

Total liabilities and shareholders’ equity	$2,092,137	$2,116,647

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)

Summary of Outstanding Debt at June 30, 2007

			Weighted Average Rate (1)
		Percentage	Three months ended June 30,
Type of Indebtedness	Balance	of Total	2007	2006
Unsecured fixed rate senior notes	$535,000	57.0%	6.4%	6.4%
Secured conventional fixed rate notes	352,822	37.6%	6.2%	6.3%
Secured tax exempt variable rate notes (2)	9,895	1.0%	4.3%	4.2%
Unsecured lines of credit	41,281	4.4%	5.6%	5.5%

	$938,998	100.0%	6.3%	6.3%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (3)
Total fixed rate debt	$887,822	94.5%	5.9
Total variable rate debt	51,176	5.5%	5.7

Total debt	$938,998	100.0%	5.9

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
Remainder of 2007	$86,041		7.1%
2008	5,230		5.9%
2009	76,618		5.5%
2010	230,009	(4)	7.3%
2011	141,831		5.4%
Thereafter	399,269		5.9%

	$938,998

Debt Statistics

	Six months ended
	June 30,
	2007	2006
Interest coverage ratio (5)(6)	2.5x	2.5x
Fixed charge coverage ratio (5)(7)	2.2x	2.2x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	37.0%	41.5%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	40.6%	45.2%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended June 30, 2006 are based on the debt outstanding for that period.

(2)	The Company has an interest rate cap arrangement that limits the Company’s exposure to increases in the base rate to 5.0%.

(3)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.

(4)	Includes outstanding balances on lines of credit of $41,281 maturing in 2010.

(5)	Calculated for the six months ended June 30, 2007 and 2006.

(6)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 30.

(7)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 30.

(8)	A computation of the debt ratios is included in Table 5 on page 31.

Post Properties, Inc.
Consolidated Debt Summary (Cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)

Financial Debt Covenants — Senior Unsecured Public Notes

As of
Covenant requirement (1)	June 30, 2007
Consolidated Debt to Total Assets cannot exceed 60%	36%
Secured Debt to Total Assets cannot exceed 40%	14%
Total Unencumbered Assets to Unsecured Debt must be at least 1.50/1	3.5x
Consolidated Income Available for Debt Service Charge must be at least 1.50/1	2.5x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.
Ratio of Consolidated Debt to Total Assets

As of
June 30, 2007
Consolidated debt, per balance sheet (A)	$938,998

Total assets, as defined (B) (Table A)	$2,641,806

Computed ratio (A÷B)	36%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Secured conventional fixed and variable rate notes	$352,822
Secured tax exempt variable rate notes	9,895

Total secured debt (C)	$362,717

Computed ratio (C÷B)	14%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$938,998

Total secured debt (C)	(362,717)

Total unsecured debt (D)	$576,281

Total unencumbered assets, as defined (E) (Table A)	$2,022,045

Computed ratio (E÷D)	3.5x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual
Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$139,280

Annual Debt Service Charge, as defined (G) (Table B)	$54,882

Computed ratio (F÷G)	2.5x

Required minimum ratio	1.5x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations
As of
June 30, 2007
Total real estate assets	$2,000,916
Add:
Investments in and advances to unconsolidated real estate entities	31,223
Accumulated depreciation	560,927
Accumulated depreciation on assets held for sale	—
Other tangible assets	48,740

Total assets for public debt covenant computations	2,641,806
Less:
Encumbered real estate assets	(619,761)

Total unencumbered assets for public debt covenant computations	$2,022,045

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Change for Public Covenant Computations (1)
Six months ended
June 30, 2007
Consolidated income available for debt service
Net income	$88,408
Add:
Minority interests	1,262

Income before minority interest and provision for income taxes	89,670
Add:
Depreciation	34,103
Depreciation (company share) of assets held in unconsolidated entities	500
Depreciation of discontinued operations	—
Amortization of deferred financing costs	1,641
Interest expense	26,743
Interest expense (company share) of assets held in unconsolidated entities	642
Interest expense of discontinued operations	56
Less:
Gains on sales of real estate assets, net — continuing operations	(66,400)
Gains on sales of real estate assets — discontinued operations	(17,153)
Gains on sales of real estate assets — unconsolidated entities	(162)

Consolidated income available for debt service	$69,640

Consolidated income available for debt service (annualized)	$139,280

Annual debt service charge
Consolidated interest expense	$26,743
Interest expense (company share) of assets held in unconsolidated entities	642
Interest expense of discontinued operations	56

Annual debt service charge	$27,441

Annual debt service charge (interest expense annualized)	$54,882

(1)	The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2007 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Post Properties, Inc.
Summary Of Communities Under Construction

									Estimated
						Costs Incurred	Quarter of	Quarter of	Quarter of		Estimated	Units
		Number	Retail	Estimated		as of	Construction	First Units	Stabilized	Units	Quarter	Under	Units
Community	Location	of Units	Sq. Ft.	Cost		June 30, 2007	Start	Available	Occupancy (1)	Leased (2)	Sell-out	Contract (3)	Closed (2)
				($ in millions)		($ in millions)
Apartments:
Post Alexander™	Atlanta, GA	307	—	$62.8		$24.2	2Q 2006	1Q 2008	1Q 2009	—	N/A	N/A	N/A
Post Carlyle Square™	Washington, D.C. Area	205	17,000	59.7		55.9	4Q 2004	4Q 2006	4Q 2007	159	N/A	N/A	N/A
Post Walk® at Citrus Park Village	Tampa, FL	296		41.4		7.3	3Q 2007	3Q 2008	4Q 2009	—	N/A	N/A	N/A
Post Eastside™	Dallas, TX	435	36,000	53.9		12.1	4Q 2006	1Q 2008	1Q 2009	—	N/A	N/A	N/A
Post Hyde Park® (expansion)	Tampa, FL	84	—	18.7	(4)	8.8	4Q 2006	1Q 2008	4Q 2008	—	N/A	N/A	N/A

Total Apartments		1,327	53,000	$236.5		$108.3				159

Projected property net operating income as a % of total estimated construction cost (5)		6.00% - 6.75%

Condominiums:
The Condominiums at Carlyle Square™ (6)	Washington, D.C. Area	145		$47.2		$43.9	4Q 2004	2Q 2007	N/A	N/A	2Q 2008	22	53
Mercer Square™	Dallas, TX	85		17.7		15.0	2Q 2006	3Q 2007	N/A	N/A	3Q 2008	22	2
The Residences at 3630 Peachtree™ (7)	Atlanta, GA	137		93.4		10.1	3Q 2007	3Q 2009	N/A	N/A	2Q 2010	—	—

Total Condominiums		367		$158.3		$69.0						44	55

Projected pre-tax profit as a % of total estimated construction cost (8)		≥ 20%

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	As of July 23, 2007.

(3)	As of July 23, 2007, represents the total number of units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

(4)	Total estimated construction costs for the Post Hyde Park® expansion include the estimated replacement costs of six apartment units at the Company’s existing Hyde Park community that were demolished to accommodate the expansion.

(5)	The calculation represents the aggregate projected unlevered property net operating income to be earned by the apartment communities in their first year of stabilized operations (after deducting a 3% management fee and a $300 per unit capital reserve) divided by aggregate estimated construction costs of the apartment communities. The Company uses property net operating income as a management tool to measure the operating performance of its apartment communities. There can be no assurance that these percentages will be achieved.

(6)	This project, consisting of 145 units, is being developed in a majority owned joint venture with a Washington D.C. based developer.

(7)	This project represents the condominium portion of a mixed-use development being developed in an entity owned with other third-party developers. This condominium portion of the project is co-owned with an Atlanta-based condominium development partner. The Company’s proportionate share of the investment in this project is currently expected to be approximately $47.6 million, of which approximately $5.3 million has been incurred as of June 30, 2007.

(8)	The Company defines “pre-tax profit” to equal projected net revenues from condominium activities less projected costs and expenses from condominium activities before the impact of income tax expense. There can be no assurance that such pre-tax profit percentages will be achieved.

Post Properties, Inc.
Summary of Future Projects In Pre-Development
The following are future projects for which the Company is currently in pre-development with the intent generally to begin construction over the next 6-18 months. The estimates and assumptions detailed below, including the timing of construction starts, the approximate number of units, the mix of unit types, approximate retail square footage and approximate total projected development costs, are forward-looking and are subject to risks outlined on page 2 of this supplemental financial data. There can be no assurance that projects in pre-development will commence construction on the projected timeline or at all, that the number of units, square footage or intended use of the product will not change in the future or that development costs will not differ materially from the estimates provided below. The Company assumes no obligation to update this outlook in the future. In certain situations, the Company may initiate a pre-sale program for for-sale condominium projects before it commences construction.

		Estimated Units		Estimated Retail
Project	Metro Area	For Rent	For Sale	Square Feet

Allen Plaza I	Atlanta, GA	464	—	18,000

Bull Creek	Austin, TX	330	—	—
South Lamar	Austin, TX	280	—	10,000
Four Seasons Residences (1)	Austin, TX	—	166	5,000

Frisco I	Dallas, TX	269	—	29,000

Midtown III	Houston, TX	121	—	12,200

Wade I (2)	Raleigh, NC	432	—	93,000 (3)

Soho Square	Tampa, FL	192	—	17,000

Carlyle II	Washington, D.C.	330	—	5,000
Park	Washington, D.C.	326	70	1,700

		2,744	236	190,900

		Approx. Projected Total Development Costs (4)

		For Rent	For Sale

		$590	$140

(1)	The Company has commenced the pre-sale marketing of this condominium development.

(2)	Site under contract to purchase. There can be no assurance that this land purchase will close.

(3)	The Company currently expects to develop the retail portion of this project in a partnership with a retail developer. The Company’s share of projected development costs is included in total projected development costs.

(4)	The projected project costs of proposed retail component are included in the total projected development costs of the for rent and for sale components, as applicable.

Post Properties, Inc.
Summary Of Communities Under Rehabilitation
(Dollars in thousands, except per square foot)

					Average Monthly Rental		Property NOI	Property NOI
					Rate Per Sq. Ft. (1)		For the Fiscal	For the	Undepreciated	Projected	Number of Units
				Average	Actual	Projected	Year Preceding	Three Months	Book Value	Total	As of June 30, 2007
		Year	Total	Sq. Ft.	Prior to	After	The Start of	Ended	Prior to	Rehabilitation		Out
Project	Location	Completed	Units	Per Unit (1)	Rehabilitation	Rehabilitation	Rehabilitation	June 30, 2007	Rehabilitation	Capital Cost (2)	Completed	of Service

Post Chastain®	Atlanta, GA	1990	558	867	$1.09	$1.29	$3,693	$612	$48,133	$16,200	311	56
Post Worthington™	Dallas, TX	1993	332	819	$1.32	$1.58	$2,384	$448	41,139	12,700	299	32

			890						$89,272	$28,900	610	88

	Rehabilitation Cost Incurred in						Projected
	The Three Months Ended			Rehabilitation Capital Cost Incurred			Remaining
	June 30, 2007			As of June 30, 2007			Rehabilitation		Projected	Projected
	Revenue-	Non-Revenue-	Total	Revenue-	Non-Revenue-	Total	Capital Cost	Quarter of	Quarter of	Quarter of
	Generating	Generating	Capital	Generating	Generating	Capital	To be	Rehabilitation	Rehabilitation	Re-Stabilized
Project	Capital Cost	Capital Cost	Cost	Capital Cost	Capital Cost	Cost	Incurred	Start	Completion	Occupancy

Post Chastain®	$1,954	$—	$1,954	$8,616	$457	$9,073	$7,127	2Q 2006	2Q 2008	4Q 2008
Post Worthington™	585	748	1,333	9,231	2,382	11,613	1,087	1Q 2006	3Q 2007	4Q 2007

	$2,539	$748	$3,287	$17,847	$2,839	$20,686	$8,214

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary. There can be no assurance that the projected average monthly rental rates after the rehabilitation will be achieved.

(2)	Includes approximately $3,500 of projected non-revenue generating capital costs.

Post Properties, Inc.
Summary Of Condominium Projects
(Dollars in thousands)

					# of Rental Units	Average		Transfer Price/Est.	Book Value		Units (4)
		Year	Sale	Total	Occupied as of	Unit	Project Transfer	Cost	as of					Available
Project	Location	Completed	Start Date	Units	June 30, 2007	Sq. Ft. (1)	Price/Est. Cost (2)	Per Unit	June 30, 2007 (3)		Total	Closed	Under Contract	for Sale
Condominium Conversion Projects
588TM	Dallas, TX	2000	Q1 2005	127	—	1,470	$20,274	$160	$—		127	127	—	—
The Peachtree ResidencesTM (5)	Atlanta, GA	2001	Q2 2005	121	—	1,340	30,190	250	29	(8)	121	120	1	—
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	—	1,036	37,000	180	6,488		206	137	7	62
RISETM	Houston, TX	2000	Q2 2006	143	51	1,407	26,250	184	15,536		143	56	8	79
Condominium Development Projects
The Condominiums at Carlyle Square™	Washington, DC	2007	2Q2007	145	N/A	855	47,200	326	30,022		145	53	22	70

									$52,075		742	493	38	211

Financial Summary — Aggregate Condominium Activity

	Three months ended			Three months ended			Six months ended			Six months ended			Cumulative through
	June 30, 2007			June 30, 2006			June 30, 2007			June 30, 2006			June 30, 2007
			FFO			FFO			FFO			FFO			FFO
			Incremental			Incremental			Incremental			Incremental			Incremental
	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on
Project	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)
Condominium Conversion Projects
588TM	—	$—	$—	8	$3,522	$(10)	1	$560	$179	20	$6,518	$391	127	$34,557	$3,632
The Peachtree ResidencesTM (5)	1	220	(46)	16	5,138	(43)	11	4,332	87	29	9,224	(91)	120	41,287	542
Harbour Place City Homes™	20	4,629	(355)	68	16,970	2,024	35	8,387	(561)	68	16,970	2,023	132	33,159	1,113
RISETM	13	3,357	274	7	1,493	(38)	20	5,409	277	7	1,493	(73)	55	13,929	418
Condominium Development Projects
The Condominiums at Carlyle Square™	35	17,236	3,009	—	—	(159)	35	17,295	2,975	—	—	(263)	35	17,367	2,069

	69	25,442	2,882	99	27,123	1,774	102	35,983	2,957	124	34,205	1,987	469	140,299	7,774
Other	—	—	(291)	—	—	(8)	—	—	(451)	—	—	(26)	—	—	(710)

	69	$25,442	$2,591	99	$27,123	$1,766	102	$35,983	$2,506	124	$34,205	$1,961	469	$140,299	$7,064

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Including the Company’s share of total estimated construction costs of ground-up condominiums being developed (see page 14) of approximately $68.6 million and book value of unsold condominium above, committed capital to the condominium business at June 30, 2007 totaled approximately $120.7 million.

(4)	Unit status is as of July 23, 2007. There can be no assurance that condominium units under contract will close.

(5)	The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO represents gross amounts at the unconsolidated entity level.

(6)	For conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price” as described in note 2 above. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(7)	For co-investment projects, amounts are net of minority interests of $701 for the three and six months ended June 30, 2007. Excludes the impact of income tax expense attributable to gains on condominium sales, as applicable. There was no income tax expense for the three and six months ended June 30, 2007 and 2006.

(8)	Represents the Company’s 35% equity investment in an unconsolidated entity.

Post Properties, Inc.
Community Acquisition and Disposition Summary

				Gross Amount	Gross
Property Name/Period	Location	Units	Year Built	Per Unit	Amount
Acquisitions

Q1 2006
Post Barton Creek™	Austin, TX	160	1998	$166,875	$26,700,000
Post Park Mesa™	Austin, TX	148	1992	$132,095	19,550,000

Q3 2006
Post Fallsgrove	Washington D.C. Area	361	2003	$227,465	82,115,000	(1)

Q4 2006
Post Bay at Rocky Point™	Tampa, FL	150	1997	$155,000	23,250,000

2006 YTD Total					$151,615,000

Average Cap Rate — Acquisitions — 2006					4.6%	(2)

Dispositions

Q3 2006
Post Uptown Square™	Denver, CO	696	1999-2001	$169,540	$118,000,000

Q4 2006
Post Summit®	Atlanta, GA	148	1990	$107,365	15,890,000
Post Valley®	Atlanta, GA	496	1988	$82,379	40,860,000

2006 YTD Total					$174,750,000

Average Cap Rate — Dispositions — 2006					4.7%	(3)

Q1 2007
Post Oak™	Atlanta, GA	182	1993	$131,868	$24,000,000

Q2 2007
Post Collier Hills®	Atlanta, GA	396	1997	$140,327	41,677,000	(4)
Post Crest®	Atlanta, GA	410	1996	$158,125	48,623,000	(4)

2007 YTD Total					$114,300,000

Average Cap Rate — Dispositions — 2007					4.8%	(3)

(1)	The Company may be required to pay additional purchase consideration of up to $6.6 million based on a share of the appreciation in the value of the community, if any, over the next four years.

(2)	Based on projected first twelve-month net operating income upon achievement of stabilized operations (as it relates to Post Bay at Rocky Point™ which is undergoing renovation and is in lease-up) and after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $7.0 million (Post Barton Creek™/Park Mesa™ — $1.2 million, Post Fallsgrove — $3.3 million, Post Bay at Rocky Point™ — $2.5 million) relating to closing costs and other amounts it plans to spend to improve these communities.

(3)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

(4)	The Company transferred these communities to a newly formed unconsolidated entity, in which the Company retained a 25% interest. These amounts reflect the portion of the gross transfer price effectively acquired by the institutional investor.

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community acquisition and development improvements and other capitalized expenditures for the three and six months ended June 30, 2007 and 2006 is detailed below.

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Development and acquisition expenditures(1)	$36,305	$43,455	$65,895	$144,536
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	2,539	1,972	7,206	2,837
Other community additions and improvements (3)	1,562	1,599	3,867	2,322
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	3,464	3,860	6,080	5,914
Corporate additions and improvements	347	487	1,608	983

	$44,217	$51,373	$84,656	$156,592

Other Data
Capitalized interest	$2,688	$2,306	$5,795	$4,138

Capitalized development and associated costs (5)	$722	$490	$1,485	$754

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.

(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units (see page 16).

(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.

(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.

(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
Apartments and Condominium Conversion Communities
The Company holds investments in four limited liability companies (the “Property LLCs”) with institutional investors. Three of the Property LLCs own apartment communities. The fourth Property LLC is completing the sell out of a condominium conversion community, initially consisting of 121 units. The Company holds a 35% equity interest in two Property LLCs owning two apartment communities and the Property LLC completing the condominium conversion and sale process. The Company holds a 25% interest in the remaining Property LLC owning two apartment communities.
In May 2007, the Company’s investment in the 25% owned Property LLC resulted from the transfer of two previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture.
The Company accounts for its investments in these Property LLCs using the equity method of accounting. The Company provides real estate services (property and asset management) to the Property LLCs for which it earns fees.
The operating results of the Company include its proportionate share of net income from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate was as follows:

	June 30,	December 31,
Balance Sheet Data	2007	2006
Real estate assets, net of accumulated depreciation of $12,551 and $11,039, respectively	$211,429	$93,614
Assets held for sale, net	—	3,027
Cash and other	6,155	4,067

Total assets	$217,584	$100,708

Mortgage notes payable	$152,719	$66,998
Other liabilities	2,614	1,107

Total liabilities	155,333	68,105
Members’ equity	62,251	32,603

Total liabilities and members’ equity	$217,584	$100,708

Company’s equity investment in Property LLCs (1)	$4,723	$16,883

	Three months ended		Six months ended
	June 30,		June 30,
Income Statement Data	2007	2006	2007	2006
Revenues
Rental	$4,142	$2,859	$6,955	$5,648
Other property revenues	326	244	516	478

Total revenues	4,468	3,103	7,471	6,126

Expenses
Property operating and maintenance	1,520	928	2,532	1,913
Depreciation and amortization	1,281	661	1,942	1,320
Interest	1,331	688	2,019	1,376

Total expenses	4,132	2,277	6,493	4,609

Income from continuing operations	336	826	978	1,517

Discontinued operations
Income (loss) from discontinued operations	10	(120)	31	(283)
Gains (losses) on sales of real estate assets, net	(83)	502	775	899

Income (loss) from discontinued operations	(73)	382	806	616

Net income	$263	$1,208	$1,784	$2,133

Company’s share of net income	$310	$412	$814	$724

(1)	As of June 30, 2007, amount includes a credit investment of $9,850 in the Company’s 25% owned Property LLC resulting from financing proceeds in excess of the Company’s historical cost investment. The credit investment is reflected in consolidated liabilities on the Company’s consolidated balance sheet.

For the periods presented, gains on sales of real estate assets represent net gains from condominium sales at the condominium conversion community held by one of the Property LLCs. A summary of revenues and costs and expenses of condominium activities for the three and six months ended June 30, 2007 and 2006 was as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Condominium revenues	$220	$5,138	$4,332	$9,224
Condominium costs and expenses	(303)	(4,636)	(3,557)	(8,325)

Gains (losses) on condominium sales, net	$(83)	$502	$775	$899

At June 30, 2007, mortgage notes payable include a $49,998 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. An additional mortgage note payable totaling $17,000 bears interest at a rate of 4.04% and matures in 2008. Two additional mortgage notes entered into in conjunction with the formation of two Property LLCs in May 2007 totaling $85,722 bear interest at 5.63% and mature in 2017.
Land Entities
At June 30, 2007, the Company holds a 50% equity interest in a limited liability company whose sole investment consists of a partnership interest in an entity (the “Land Partnership”) which holds land for future development. At June 30, 2007, the Land Partnership had total assets of $32,240, principally land and pre-development costs, total liabilities of $15,016 (including a secured note payable of $12,000 to the Company) and total equity of $17,224 (including the Company’s equity investment of $4,650). In July 2007, the Land Partnership commenced construction of a mixed-use development, consisting of for-sale condominiums and class A office space, financed through additional equity contributions totaling approximately $17,115 and through borrowings under a $187,128 construction loan facility bearing interest at LIBOR plus 1.35%.

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value (“NAV”). In addition, the Company believes that investors and analysts use similar measures in estimating the Company’s NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended June 30, 2007 for properties stabilized by April 1, 2007 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by January 1, 2007 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company’s assets over time and provide a useful measure for analyzing the Company’s trading price on the New York Stock Exchange.
Financial Data
(In thousands)

	Three months ended			As
Income Statement Data	June 30, 2007	Adjustments		Adjusted
Rental revenues	$73,885	$(6,340	)(1)	$67,545
Other property revenues	4,296	(371	)(1)	3,925

Total rental and other revenues (A)	78,181	(6,711)		71,470
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	36,649	(9,465	)(1)	27,184

Property net operating income (Table 1) (A-B)	$41,532	$2,754		$44,286

Apartment units represented	21,859	(3,527	)(2)	18,332

	As of			As
Other Asset Data	June 30, 2007	Adjustments		Adjusted
Cash & equivalents	$5,463	$—		$5,463
Real estate assets under construction, lease-up or rehabilitation, at cost	70,895	192,848	(3)	263,743
Land held for future development	117,465	—		117,465
For-sale condominiums and assets held for sale	59,132	—		59,132	(4)
Investments in and advances to unconsolidated real estate entities (5)	31,223	15,184	(5)	46,407
Other assets (6)	43,277	—		43,277
Cash and other assets of unconsolidated real estate entities	6,155	(4,409	)(7)	1,746

	$333,610	$203,623		$537,233

Other Liability Data
Tax-exempt debt	$9,895	$—		$9,895
Other notes payable	929,103	—		929,103
Other liabilities (8)	133,107	(21,776	)(8)	111,331
Total liabilities of unconsolidated real estate entities (9)	155,333	(109,670	)(9)	45,663

	$1,227,438	$(131,446)		$1,095,992

Other Data
Liquidation value of preferred shares	$95,000	$—	$95,000
Common shares outstanding	43,661	—	43,661
Common units outstanding	609	—	609

(1)	The adjustments include additions for the Company’s 35% share of rental revenues ($1,021) and other property revenues ($75) and property operating and maintenance expenses (excluding depreciation and amortization) ($365) from Post Biltmore™ and Post Massachusetts Avenue™ (properties accounted for under the equity method of accounting). The adjustments reflect a reduction for revenues ($3,300) and other revenues ($213) and property operating and maintenance expense (excluding depreciation and amortization) ($2,240) generated by Post Carlyle™, Post Bay at Rocky Point™, Post Chastain®, and Post Worthington™ communities under construction and lease-up or being rehabilitated during the three months ended June 30, 2007. In addition, the adjustments reflect a reduction of rental revenues ($1,097) and other revenues ($77) and property operating and maintenance expenses (excluding depreciation and amortization) ($477) as the communities were only partially owned by the Company and the unconsolidated entity during the second quarter of 2007. In addition, the adjustments reflect a reduction of rental revenues ($273) and other revenues ($10) and property and operating maintenance expenses (excluding depreciation and amortization) ($257) generated by the Harbour Place City Homes™ and RISE™ units being converted to condominiums. The adjustments reflect a reduction of rental revenues ($2,691) and other revenues ($146) and property operating and maintenance expenses (excluding depreciation and amortization) ($2,356) relating to the Company’s corporate apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($4,189) and the impact of straight-lining long-term ground lease expense ($311).

(2)	The adjustment reflects a reduction for 1,327 units currently under construction at Post Eastside™, Post Carlyle™, Post Alexander™, Post Walk at Citrus Park™ and Post Hyde Park® expansion, a reduction for 65% of the 545 units held in Post Biltmore™ and Post Massachusetts Avenue™ (two unconsolidated entities) (a 354 unit reduction) to adjust the units held in unconsolidated entities to the Company’s 35% share of the units, a reduction for the 806 units related to Post Crest® and Post Collier Hills® (held in one unconsolidated entity) as such were only partially owned by the Company and the unconsolidated entity during the second quarter of 2007 and a reduction for 1,040 units at Post Bay at Rocky Point™, Post Chastain®, and Post Worthington™, communities under construction and lease-up or under rehabilitation during the second quarter of 2007.

(3)	The “As Adjusted” amount represents the construction in progress balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed, plus the gross book value for Post Bay at Rocky Point™, Post Chastain®, and Post Worthington™, communities under rehabilitation during the second quarter of 2007.

(4)	The “As Adjusted” amount represents the book value of its wholly-owned condo conversion assets (Harbour Place City Homes™ and RISE™), the book value of completed Carlyle condominium assets, and the book value of various land parcels held for sale.

(5)	The adjustment reflects a reduction for the investments in Post Biltmore™ and Post Massachusetts Avenue™ as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above. The adjustment also includes an addition for the Company’s 25% interest in the undepreciated real estate assets of Post Crest® and Post Collier Hills® (held in an unconsolidated entity) as the assets were contributed to the entity in the second quarter of 2007 and the Company’s share of NOI is not included in NOI reflected above. The “As Adjusted” amount represents the Company’s investment in and advances to unconsolidated land entities and the Company’s 25% interest in the undepreciated real estate assets of Post Crest® and Post Collier Hills®.

(6)	These amounts consist of restricted cash and other assets, per the Company’s balance sheet.

(7)	The “As of June 30, 2007” amount represents cash and other assets of unconsolidated apartment and condominium conversion entities. The adjustment includes a reduction for the venture partners’ 65% share of cash and other assets ($1,347) of two unconsolidated apartment entities and one condominium conversion entity and a reduction for the venture partners’ 75% share of cash and other assets ($3,062) of one unconsolidated apartment entity. The “As Adjusted” amount represents the Company’s respective 25% or 35% share of the cash and other assets of unconsolidated apartment and condominium conversion entities.

(8)	The “As of June 30, 2007” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents and minority interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $11,926 and for credit investment balances of the Company’s investment in Post Crest® and Post Collier Hills® of $9,850.

(9)	The “As of June 30, 2007” amount represents total liabilities of unconsolidated apartment and condominium conversion entities. The adjustment represents a reduction for the venture partner’s 65% share of liabilities of two unconsolidated apartment entities and one condominium conversion entity and a reduction for the venture partners’ 75% share of liabilities of one unconsolidated apartment entity. The “As Adjusted” amount represents the Company’s respective 25% or 35% share of liabilities of unconsolidated apartment and condominium conversion entities.
Computation of Implied Portfolio Capitalization Rate
(In thousands)

	Three months ended
Calculation of Adjusted Property Net Operating Income	June 30, 2007
Total rental and other revenues	$71,470	(a)
Property operating & maintenance expenses (excluding depreciation and amortization)	(27,184	)(a)

Property net operating income	44,286
Adjustments to property net operating income Assumed property management fee (calculated at 3% of revenues)	(2,144)
Assumed property capital expenditure reserve ($300 per unit per year based on 18,332 units)	(1,375)

Property net operating income, adjusted for assumed management fee and assumed capital expenditures	$40,767

Property net operating income, adjusted for assumed management fee and assumed capital expenditures (annualized) (A)	$163,068

	As of
Calculation of Implied Market Value of Company Gross Real Estate Assets	June 30, 2007
Implied market value of common shares and units	$2,307,795	(b)
Other assets, as adjusted	(537,233	)(a)
Other liabilities, as adjusted	1,095,992	(a)
Preferred stock, at liquidation value	95,000	(a)

Implied market value of Company gross real estate assets (B)	$2,961,554

Implied Portfolio Capitalization Rate, based on Company’s stock price as of June 30, 2007 (A÷B)	5.5%

(a)	Represents amounts in the “as adjusted” column from the Financial Data table reflected above.

(b)	Calculated as follows:

Common shares and units outstanding at June 30, 2007	44,270
Per share market value of common stock at June 30, 2007	$52.13

Implied market value of common shares and units at June 30, 2007	$2,307,795

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the non-cash impact of straight-line long-term ground lease expense and other income related to mark-to-market of an interest rate swap arrangement. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO. Prior period amounts have been conformed to the current period presentation.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)
(Unaudited)

	Three months ended			Six months ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2007	2006	2007	2007	2006
Total same store NOI	$38,679	$37,126	$38,304	$76,984	$73,230
Property NOI from other operating segments	2,853	3,304	3,244	6,096	6,036

Consolidated property NOI	41,532	40,430	41,548	83,080	79,266

Add (subtract):
Interest income	213	331	250	463	582
Other revenues	128	86	117	245	151
Minority interest in consolidated property partnerships	(811)	(63)	(20)	(831)	(92)
Depreciation	(17,059)	(16,747)	(17,044)	(34,103)	(33,135)
Interest expense	(13,199)	(13,469)	(13,544)	(26,743)	(27,016)
Amortization of deferred financing costs	(829)	(833)	(812)	(1,641)	(1,769)
General and administrative	(5,959)	(4,632)	(5,448)	(11,407)	(9,058)
Investment and development	(1,933)	(1,618)	(1,528)	(3,461)	(3,168)
Gains on sales of real estate assets, net	62,716	8,569	3,684	66,400	8,411
Equity in income of unconsolidated real estate entities	310	412	504	814	724
Other income (expense)	(261)	272	(261)	(522)	1,694
Minority interest of common unitholders	(911)	(235)	(85)	(996)	(282)

Income from continuing operations	63,937	12,503	7,361	71,298	16,308
Income from discontinued operations	—	1,481	17,110	17,110	2,477

Net income	$63,937	$13,984	$24,471	$88,408	$18,785

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three Months Ended			Q2 ’07	Q2 ’07	Q2 ’07
	June 30,	June 30,	March 31,	vs. Q2 ’06	vs. Q1 ’07	% Same
	2007	2006	2007	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$23,116	$22,230	$22,811	4.0%	1.3%
Dallas	11,441	11,134	11,229	2.8%	1.9%
Washington, D.C.	8,588	8,379	8,494	2.5%	1.1%
Tampa	7,342	6,897	7,327	6.5%	0.2%
Charlotte	4,797	4,522	4,659	6.1%	3.0%
New York	3,637	3,328	3,522	9.3%	3.3%
Houston	2,910	2,706	2,828	7.5%	2.9%
Orlando	1,052	988	1,032	6.5%	1.9%

Total rental and other revenues	62,883	60,184	61,902	4.5%	1.6%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	9,083	8,568	8,688	6.0%	4.5%
Dallas	5,022	4,993	4,806	0.6%	4.5%
Washington, D.C.	2,693	2,792	2,722	(3.5)%	(1.1)%
Tampa	2,968	2,543	2,930	16.7%	1.3%
Charlotte	1,585	1,569	1,629	1.0%	(2.7)%
New York	947	887	1,098	6.8%	(13.8)%
Houston	1,335	1,314	1,284	1.6%	4.0%
Orlando	571	392	441	45.7%	29.5%

Total	24,204	23,058	23,598	5.0%	2.6%

Net operating income
Atlanta	14,033	13,662	14,123	2.7%	(0.6)%	36.3%
Dallas	6,419	6,141	6,423	4.5%	(0.1)%	16.6%
Washington, D.C.	5,895	5,587	5,772	5.5%	2.1%	15.2%
Tampa	4,374	4,354	4,397	0.5%	(0.5)%	11.3%
Charlotte	3,212	2,953	3,030	8.8%	6.0%	8.3%
New York	2,690	2,441	2,424	10.2%	11.0%	7.0%
Houston	1,575	1,392	1,544	13.1%	2.0%	4.1%
Orlando	481	596	591	(19.3)%	(18.6)%	1.2%

Total same store NOI	$38,679	$37,126	$38,304	4.2%	1.0%	100.0%

Table 2 (con’t)
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Six months ended
	June 30,	June 30,
	2007	2006	% Change
Rental and other revenues
Atlanta	$45,927	$43,940	4.5%
Dallas	22,670	21,962	3.2%
Washington, D.C.	17,082	16,488	3.6%
Tampa	14,669	13,713	7.0%
Charlotte	9,457	8,917	6.1%
New York	7,159	6,574	8.9%
Houston	5,738	5,365	7.0%
Orlando	2,084	1,979	5.3%

Total rental and other revenues	124,786	118,938	4.9%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	17,771	16,673	6.6%
Dallas	9,828	9,918	(0.9)%
Washington, D.C.	5,415	5,574	(2.9)%
Tampa	5,898	5,054	16.7%
Charlotte	3,214	3,074	4.6%
New York	2,045	2,017	1.4%
Houston	2,619	2,600	0.7%
Orlando	1,012	798	26.8%

Total	47,802	45,708	4.6%

Net operating income
Atlanta	28,156	27,267	3.3%
Dallas	12,842	12,044	6.6%
Washington, D.C.	11,667	10,914	6.9%
Tampa	8,771	8,659	1.3%
Charlotte	6,243	5,843	6.8%
New York	5,114	4,557	12.2%
Houston	3,119	2,765	12.8%
Orlando	1,072	1,181	(9.2)%

Total same store NOI	$76,984	$73,230	5.1%

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Annually recurring capital expenditures by operating segment
Same store	$2,702	$3,055	$4,572	$4,780
Development, rehabilitation and lease-up	286	286	512	353
Condominium conversion and other	277	183	616	313
Acquired	94	49	208	50
Other segments	105	287	172	418

Total annually recurring capital expenditures per statements of cash flows	$3,464	$3,860	$6,080	$5,914

Periodically recurring capital expenditures by operating segment
Same store	$643	$731	$1,350	$1,138
Development, rehabilitation and lease-up	751	195	2,170	212
Condominium conversion and other	101	115	225	120
Acquired	3	1	4	1
Other segments	64	557	118	851

Total periodically recurring capital expenditures per statements of cash flows	$1,562	$1,599	$3,867	$2,322

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Six months ended
	June 30,
	2007	2006

Income from continuing operations	$71,298	$16,308

Minority interest of common unitholders	996	282
Other income	—	(1,694)
Gains on sales of real estate assets, net	(66,400)	(8,411)
Gains on sales of real estate assets — unconsolidated entities	(162)	(73)
Depreciation expense	34,103	33,135
Depreciation (company share) of assets held in unconsolidated entities	500	451
Interest expense	26,743	27,016
Interest expense (company share) of assets held in unconsolidated entities	642	505
Amortization of deferred financing costs	1,641	1,769

Income available for debt service (A)	$69,361	$69,288

Interest expense	$26,743	$27,016
Interest expense (company share) of assets held in unconsolidated entities	642	505

Interest expense for purposes of computation (B)	27,385	27,521
Dividends and distributions to preferred shareholders and unitholders	3,819	3,819

Fixed charges for purposes of computation (C)	$31,204	$31,340

Interest coverage ratio (A÷B)	2.5x	2.5x

Fixed charge coverage ratio (A÷C)	2.2x	2.2x

Table 5
Computation of Debt Ratios
(Dollars in thousands)

	As of June 30,
	2007	2006

Total real estate assets per balance sheet	$2,000,916	$2,004,156
Plus:
Company share of real estate assets held in unconsolidated entities	71,395	37,280
Company share of accumulated depreciation — assets held in unconsolidated entities	4,360	3,374
Accumulated depreciation per balance sheet	560,927	532,340
Accumulated depreciation on assets held for sale	—	18,109

Total undepreciated real estate assets (A)	$2,637,598	$2,595,259

Total debt per balance sheet	$938,998	$1,054,804
Plus:
Company share of third party debt held in unconsolidated entities	44,880	23,449
Less:
Joint venture partners’ share of mortgage debt of the company	(8,550)	—

Total debt (adjusted for joint venture partners’ share of debt) (B)	$975,328	$1,078,253

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (B÷A)	37.0%	41.5%

Total debt per balance sheet	$938,998	$1,054,804
Plus:
Company share of third party debt held in unconsolidated entities	44,880	23,449
Preferred shares at liquidation value	95,000	95,000
Less:
Joint venture partners’ share of mortgage debt of the company	(8,550)	—

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,070,328	$1,173,253

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (C÷A)	40.6%	45.2%

Table 6
Calculation of Company Undepreciated Book Value Per Share
(Dollars in thousands)

June 30, 2007
Total shareholders’ equity, per balance sheet	$1,007,223
Plus:
Accumulated depreciation, per balance sheet	560,927
Accumulated depreciation held for sale assets, per balance sheet	—
Minority interest of common unitholders in Operating Partnership, per balance sheet	12,809
Less:
Deferred charges, net, per balance sheet	(11,258)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,474,701

Total common shares and units (B)	44,270

Company undepreciated book value per share (A÷B)	$33.31